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                                                                   EXHIBIT 10.77

                                                                November 7, 1996


James A. Sorensen
4873 Topeka Drive
Tarzana, CA  91356

Dear James:

Alpha Microsystems is pleased to offer you the position of Chief Financial Officer and Vice President of Finance reporting to Doug Tullio, President and Chief Executive Officer. Your projected start date is Monday, November 11, 1996. The following sets forth the terms and conditions of your employment:

   - Monthly base salary of $10,417 , payable on Alpha Microsystems regular payroll schedule.
   x
   - Annual Bonus Incentive of 30 % of your base salary at 100 % of plan achievement. The 1997 Fiscal Year Bonus Incentive will be prorated. The measurement factors and basis for payment for this plan will be determined by the Compensation Committee of Alpha Microsystems' Board of Directors.
   x
   - You will be permitted to take such unpaid personal days between November 11, 1996 and December 1, 1996 as are necessary to perform prior obligations.
   x
   - Contingent upon approval by the Stock Option Committee of the Board of Directors, you will receive Incentive Stock Options for 100,000 shares based on the closing price on Monday, November 11, 1996. Vesting and other terms will be set forth in a separate Incentive Stock Option Agreement to be signed by you and Alpha Microsystems.
   x
   - Reasonable relocation expenses to be paid based upon mutually agreeable terms.
   x
   - Upon termination of your employment subsequently initiated by Alpha Microsystems for any reason other than misconduct, fraud or other unlawful acts, you shall be entitled to six months of termination pay at your base rate of pay in effect at the time of termination or the base rate of pay as indicated in this Letter of Offer.
   x
   - All medical, dental, long term disability and life insurance benefits applicable to employees generally commence on the first day of the month following hire. Employee coverage of company paid life insurance equals twice your annualized base pay plus $10,000. Medical and dental insurance for you and your eligible dependents is provided. Employee contributions for medical/dental coverage vary, depending on the type of plan.
   x
   - You will be eligible to participate in the Alpha Microsystems Profit Sharing 401(k) Plan beginning July 1, 1997.
   x
   - This offer is conditional upon successful verification of prior employment and references.
   -
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   - All employment with Alpha Microsystems is for an unspecified term, is continued at the mutual consent of the parties, and may be terminated by either party at any time.

In addition to your base compensation, you will be eligible for vacation, holidays, sick leave, health insurance, and other employee benefits under the terms and conditions of the then existing Alpha Microsystems policies, commensurate with other Alpha Microsystems employees at the same level as you.

Except as required in the performance of your duties, you will not at any time during or after your employment use, disclose or disseminate any confidential information, or any other information of a secret, proprietary, confidential or generally undisclosed nature, relating to Alpha Microsystems, or its products, services, clients, methods or procedures. You shall deliver to Alpha Microsystems any and all copies of confidential information, or other Alpha Microsystems property, upon the termination of the employment relationship, or at other time upon Alpha Microsystems' request.

To the fullest extent allowed by law, any controversy, claim or dispute between you and Alpha Microsystems (and/or any of its owners, employees or agents) relating to or arising out of your employment or the cessation of that employment will be submitted to final and binding arbitration in Orange County, California, for determination in accordance with the American Arbitration Association's National Rules for the Resolution of Employment Disputes as the exclusive remedy for such controversy, claim or dispute. Possible disputes covered by the above include (but are not limited to) wage, contract, discrimination, or other employment-related claims under laws known as Title VII, Fair Employment and Housing Act, Americans with Disabilities Act, Age Discrimination in Employment Act, and any other statutes or laws relating to an employee's relationship with his employer. However, claims for workers' compensation benefits and unemployment insurance are not covered by this arbitration agreement, and such claims may be presented by you to the appropriate court or state agency as provided by California law. Judgment on the award issued by the arbitrator may be entered in any court having jurisdiction thereof.

This letter and the terms and conditions of employment contained herein supersede and replace any prior understandings or discussions between you and Alpha Microsystems regarding your employment. This letter sets forth the complete agreement between you and Alpha Microsystems regarding your employment, and may only be amended by an instrument in writing signed by both parties.

James, all of us at Alpha Microsystems are looking forward to your joining our organization.


Sincerely,


----------------------------                  --------------------------------
       Doug Tullio                                 Michelle A. Duggin
       President and Chief                         Human Resources Manager
       Executive Officer

Please indicate your acceptance by signing on the line below and returning a copy to me:


 Accepted:  ____________________________         Date:  _______________________